UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2025

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-287287	41-2349750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500,

New York, NY 10151

(Address of principal executive offices, including zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2025, SharonAI Holdings Inc. (the “Company”), filed a certificate of amendment to its certificate of incorporation with the Delaware Secretary of State, which by its terms becomes effective at 9:30am ET on December 24, 2025, to (i) effectuate a 1-for-50 reverse stock split of its outstanding common stock, including both shares of its Class A Ordinary Common Stock and Class B Super Common Stock, and (ii) reduce its authorized common stock to 100,136,341 shares, being 100,000,000 shares of Class A Ordinary Common Stock and 136,341 shares of Class B Super Common Stock. The certificate of amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K. Prior to the reverse split, approximately 598,418,249 shares of common stock were issued and outstanding, being approximately 591,601,301 shares of Class A Ordinary Common Stock and 6,816,948 shares of Class B Super Common Stock. After the reverse split, approximately 11,968,367 shares of common stock, being approximately 11,832,026 shares of Class A Ordinary Common Stock and approximately 136,341 shares of Class B Super Common Stock, will be issued and outstanding (after adjustment for, and subject to further adjustment for, settlement of fractional shares that will be rounded up to the nearest whole share). The certificate of amendment for the reverse split and reduction in authorized common stock was approved by our stockholders pursuant to a written consent dated December 14, 2025. In addition to reducing the shares of common stock outstanding, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options, warrants and unit purchase options and conversion of convertible notes outstanding immediately prior to the reverse stock split, with a proportional increase in the respective exercise/conversion prices.

The description of the certificate of amendment to its certificate of incorporation is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 8.01. Other Events.

The Company received notice from FINRA/OTC Corporate Actions that the reverse stock split described above under Item 5.03 will take effect at the open of business on Wednesday December 24, 2025. A “D” will be placed on the Company’s ticker symbol, SHAZ, for 20 business days to alert the public of the split. The trading symbol for the Company’s Class A Ordinary Common Stock will remain “SHAZ.” The new CUSIP number for the Company’s Class A Ordinary common Stock following the reverse stock split will be 778920 306.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS, INC.

	By:	/s/ Wolfgang Schubert
	Name:	Wolfgang Schubert
	Title:	Chief Executive Officer

Date: December 23, 2025

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